Exhibit 4

COMMON STOCK	COMMON STOCK
CERTIFICATE NO.	SHARES

NORTH PENN BANCORP, INC.

ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.10 PAR VALUE

PER SHARE OF NORTH PENN BANCORP, INC.

a Pennsylvania state-chartered stock corporation.

The shares represented by this certificate are transferable only on the stock transfer books of North Penn Bancorp, Inc. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Company’s official corporate papers filed with the Department of State of the Commonwealth of Pennsylvania (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT

FEDERALLY INSURED OR GUARANTEED.

IN WITNESS WHEREOF, NORTH PENN BANCORP, INC. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:
[SEAL]
	President and Chief Executive Officer		Secretary

NORTH PENN BANCORP, INC.

The shares represented by this certificate are subject to a limitation contained in the articles of incorporation (the “Articles”) to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock ( the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit. In addition, for five years from the initial sale of common stock, no person or entity may offer to acquire or acquire more than 10% of the then outstanding shares of any class of equity securities of the corporation.

The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this certificate may not be cumulatively voted in the election of directors of the Company. The Articles also require the approval of not less than 80% of the corporation’s voting stock prior to the Company engaging in certain business combinations (as defined in the Articles) with a person who is the beneficial owner of 10% or more of the Company’s outstanding voting stock, or with an affiliate or associate of the Company. This restriction does not apply if certain approvals are obtained from the Board of Directors. The affirmative vote of holders of 80% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend this and certain other provisions of the Articles.

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

shares of the common stock represented by the within certificate and do hereby irrevocably constitute and appoint

___________________________________________________________________________________Attorney

to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated ________	X ________________________________________________________________

X ________________________________________________________________

NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.Countersigned and Registered:

Transfer Agent and Registrar

By:
Authorized Signature

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFTS MIN ACT -		custodian
			(Cust)		(Minor)

TEN ENT -	as tenants by the entireties		under Uniform Gifts to Minors Act
___________________
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

                                                              shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint                                                          , attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE

GUARANTEED BY AN ELIGIBLE

GUARANTOR INSTITUTION, (BANKS,

STOCKBROKERS, SAVINGS AND LOAN

ASSOCIATIONS AND CREDIT UNIONS

WITH MEMBERSHIP IN AN APPROVED

SIGNATURE GUARANTEE MEDALLION

PROGRAM), PURSUANT TO S.E.C. RULE

17Ad-15